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                                  EXHIBIT 10.1


                            AMENDMENT AND FORBEARANCE


        This Amendment and Forbearance (this "Agreement") is entered into as of March 1, 2002, by and between COMERICA BANK-CALIFORNIA ("Bank") and PHARMCHEM, INC. (the "Borrower"), with reference to the following facts:

        A. Borrower has borrowed funds from Bank pursuant to that certain Amended and Restated Loan and Security Agreement by and between Bank and Borrower dated as of May 15, 2000, as amended by an Amendment to Loan and Security Agreement and Limited Waiver dated as of September 12, 2001 (the "Loan Agreement").

        B. As of the date hereof, there is owing under the Loan Agreement a principal amount of $5,269,944.13, together with accrued but unpaid interest and costs of enforcement. Such amounts, plus accruing interest and costs and accrued and accruing attorneys' fees and costs are hereinafter sometimes referred to herein as the "Existing Debt."

        C. One or more Events of Default have occurred under the Loan Agreement by virtue of Borrower's failure to comply with Sections 6.8, 6.9, 6.10, 6.11 and
6.12 of the Loan Agreement as for the periods ending September 30, 2001 and December 31, 2001 (the "Existing Defaults"). Such Existing Defaults entitle Bank immediately to enforce all the remedies set forth in the Loan Agreement. Borrower has asked Bank to forbear from exercising the remedies arising out of such Existing Defaults, and to amend certain provisions of the Loan Agreement, and Bank has agreed, provided Borrower enters into this Agreement.

        NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

        1. Defined Terms. The term "Overadvance Maturity Date" is added to
Section 1.1, as follows:

               "Overadvance Maturity Date" means the earlier of (i) the date that Borrower receives the proceeds from the sale or other disposition of all or any part of its interest in the capital stock of Medscreen, Ltd. or (ii) March 31, 2002.

Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.

        2. Acknowledgement of Liability. As of the date of this Agreement, Borrower owes Bank an amount equal to the Existing Debt. Borrower reaffirms all of its obligations under the Loan Agreement and hereby forever waives and relinquishes any and all claims, offsets or defenses that Borrower may now have with respect to the payment of sums due to Bank and the performance of other obligations under the Loan Agreement. The security interests granted to Bank in the Loan Agreement in the Collateral remain perfected, first priority liens.

        3. Limited Forbearance. Subject to the conditions contained herein and performance by Borrower of all of the terms of this Agreement and the Loan Documents after the date hereof, and in reliance on the representations and warranties of the Borrower set forth herein, Bank shall forbear from exercising any rights arising out of the Existing Defaults until the earlier to occur of
(i) the Overadvance Maturity Date or (ii) the date that any Event of Default occurs. The forbearance set forth herein shall be limited precisely as written and relates solely to the Existing Defaults, and nothing in this Agreement




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shall be deemed to (i) constitute a forbearance or waiver of compliance by
Borrower with those Sections in any other instance, or (ii) constitute a forbearance or waiver of any other Event of Default or other failure by Borrower to perform in accordance with the Loan Agreement or the Loan Documents, or (iii) prejudice any right or remedy that Bank may now have or may have in the future under or in connection with the Loan Agreement or the Loan Documents

        4. Overadvance Maturity Date. On the Overadvance Maturity Date, (i) the Borrowing Base shall be equal to seventy-five percent (75%) of Eligible Accounts and (ii) the Committed Revolving Line shall be Four Million Two Hundred Fifty Thousand Dollars ($4,250,000), and (iii) Borrower shall make a mandatory prepayment on account of the Revolving Facility to cause the outstanding principal balance of the Advances to be not more than the lesser of (i) the Committed Revolving Line or (ii) the Borrowing Base minus Seven Hundred Fifty Thousand Dollars ($750,000). From and after the Overadvance Maturity Date, the outstanding principal balance of the Advances may not exceed the lesser of (i) the Committed Revolving Line or (ii) the Borrowing Base minus Seven Hundred Fifty Thousand Dollars ($750,000). On or before the Overadvance Maturity Date, Borrower shall repay the outstanding principal balance and all accrued interest on the Term Loan.

        5. Repayment. Borrower shall continue to make all payments as they become due under the Loan Agreement.

        6. Overadvance Facility. Section 2.1.3 is added to the Agreement, as follows:

           2.1.3 Overadvance Facility. Borrower may request one or more cash advances (individually, an "Overadvance" and, collectively, the "Overadvances") from time to time in an aggregate principal amount not to exceed One Million Five Hundred Thousand Dollars ($1,500,000), provided that no more than One Million Dollars ($1,000,000) will be made available to Borrower until Borrower delivers to Bank a stock purchase agreement signed by Borrower and the seller(s) of the capital stock of Medscreen, Ltd., in form and substance reasonably satisfactory to Bank. To request an Overadvance, Borrower will notify Bank by facsimile transmission or telephone no later than 11:00 a.m. California time on the Business Day before the Business Day of the Overadvance on a form acceptable to Bank, together with a statement acceptable to Bank of the operational expenses to be paid with the proceeds of the Overadvance. Bank is authorized to make Overadvances based upon instructions received from a Responsible Officer or a designee of a Responsible Officer. Bank may rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Provided Bank approves Borrower's request, which approval will not be unreasonably withheld, and subject to the other terms and conditions of the Agreement, Bank will credit the amount of each Overadvance to Borrower's deposit account with Bank. "Credit Extension" under the Agreement shall include all Overadvances. Borrower shall repay the principal amount of all Overadvances, and any interest accrued thereon, on or before the Overadvance Maturity Date.

        7. Interest Rate. Subject to section 2.2(b), all Advances and Overadvances shall bear interest, on the outstanding principal balance, at a rate equal to the Prime Rate plus two percent (2.0%). Borrower may not request any Credit Extensions bearing interest with respect to the LIBOR Rate. Any Credit Extensions that are LIBOR Rate Extensions shall immediately convert to Prime Rate Advances.

        8. Stock Pledge. Without limiting the scope of "Collateral" under the Agreement, which includes all securities, investment property and financial assets of Borrower, to secure the Obligations, Borrower grants Bank a security interest in 600 shares of capital stock of Medscreen, Ltd., together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing, together with any securities or distributions issuable, issued or




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received by Borrower upon conversion of, in respect of, or in exchange for any of the foregoing (the "Pledged Collateral") Borrower shall deliver to Bank in pledge the certificate evidencing the securities included in the Pledged Collateral, accompanied by an instrument of assignment duly executed in blank by Borrower. Borrower will execute and deliver such documents, and take such actions, as Bank may reasonably request to perfect or continue the perfection of Bank's security interest in the Pledged Collateral. Borrower represents to Bank that (i) Borrower owns the Pledged Collateral free and clear of any Liens, restrictions or rights of any third parties (ii) the Pledged Collateral represents not less than sixty percent (60%) of the outstanding capital stock of Medscreen, Ltd., and (iii) the securities included in the Pledged Collateral are fully paid and nonassessable

        9. Sale of Medscreen. By March 11, 2002, Borrower shall deliver to Bank an executed Stock Purchase Agreement in form and substance reasonably satisfactory to Bank relating to the sale of the capital stock of Medscreen, Ltd. Subject to Borrower's compliance with this Agreement, Bank consents to such sale.

        10. Limited Waiver. Effective upon the satisfaction of Borrower's obligations under this Agreement, including the repayment in full of the Overadvances and the Term Advance, Bank waives the Existing Defaults. Such waiver relates solely to the Existing Defaults, and does not waive compliance with any other Event of Default or other failure by Borrower to perform in accordance with the Loan Agreement or the Loan Documents, or prejudice any right or remedy that Bank may now have or may have in the future under or in connection with the Loan Agreement or the Loan Documents.

        11. Ratification by Borrower of Bank's First Priority Security Interest in Collateral. Borrower hereby confirms and ratifies Bank's first priority lien and security interest in and to all Collateral. Borrower shall execute such security agreements, financing statements and other documents as Bank may from time to time reasonably request to carry out the terms of this Agreement and the Loan Agreement. Such liens and security interests shall secure all of the obligations of Borrower under this Agreement and the Loan Documents.

        12. Representations and Warranties.

            (a) Borrower hereby represents and warrants that no Event of Default or failure of condition has occurred or exists, or would exist with notice or lapse of time or both under any of the Loan Agreement, other than the Events of Default described in Recital C.

            (b) All representations and warranties of Borrower in this Agreement and the other Loan Agreement are true and correct as of the date hereof, and shall survive the execution of this Agreement.

        13. Default. Borrower's failure to pay any amount when due under this Agreement or to perform any covenant or other agreement contained in this Agreement or any other document entered into pursuant hereto shall constitute an Event of Default under the Loan Agreement.

        14. Conditions Precedent. The effectiveness of this Agreement is subject to receipt by Bank of the following, in each case in form and substance acceptable to Bank:

            (a) This Agreement;

            (b) Payment to Bank of a non-refundable amendment fee in the amount of $2,500;

            (c) Payment of all Bank Expenses incurred in connection with this Agreement; and




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            (d) Such other documents and completion of such other matters as
Bank may reasonably deem necessary or appropriate.

        15. Events of Default. Borrower acknowledges that Events of Default have occurred under the Loan Agreement that, but for the forbearance granted under this Agreement, would have entitled Bank to exercise all the remedies available to Bank under the Loan Agreement and applicable law.

        16. Release.

            (a) Borrower acknowledges that Bank would not enter into this Agreement without Borrower's assurance that Borrower has no claims against Bank or any of Bank's officers, directors, employees or agents. Except for the obligations arising hereafter under this Agreement, Borrower releases Bank, any person or entity that has obtained any interest from Bank under the Loan Agreement and each of Bank's and entity's officers, directors and employees from any known or unknown claims which Borrower now has against Bank of any nature, including any claims that Borrower, its successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Loan Agreement or the transactions contemplated thereby. Borrower waives the provisions of California Civil Code section 1542, which states:

            A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

            (b) The provisions, waivers and releases set forth in this section are binding upon Borrower and Borrower's agents, employees, assigns and successors in interest. The provisions, waivers and releases of this section shall inure to the benefit of Bank and its agents, employees, officers, directors, assigns and successors in interest.

            (c) Borrower warrants and represents that Borrower is the sole and lawful owner of all right, title and interest in and to all of the claims released hereby and Borrower has not heretofore voluntarily, by operation of law or otherwise, assigned or transferred or purported to assign or transfer to any person any such claim or any portion thereof. Borrower shall indemnify and hold harmless Bank from and against any claim, demand, damage, debt, liability (including payment of attorneys' fees and costs actually incurred whether or not litigation is commenced) based on or arising out of any assignment or transfer.

            (d) The provisions of this Section shall survive payment in full of the Obligations, full performance of all the terms of this Agreement and the Loan Agreement, and/or Bank's actions to exercise any remedy available under the Loan Agreement or otherwise.

        17. Further Assurances. Borrower will take such other actions as Bank may reasonably request from time to time to perfect or continue Bank's security interests in Borrower's property, and to accomplish the objectives of this Agreement.

        18. Consultation of Counsel. Borrower acknowledges that Borrower has had the opportunity to be represented by legal counsel of its own choice throughout all of the negotiations that preceded the execution of this Agreement. Borrower has executed this Agreement after reviewing and understanding each provision of this Agreement and without reliance upon any promise or representation of any person or persons acting for or on behalf of Bank. Borrower further acknowledges that Borrower and its counsel have had adequate opportunity to make whatever investigation or inquiry they may deem necessary or




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desirable in connection with the subject matter of this Agreement prior to the execution hereof and the delivery and acceptance of the consideration described herein.

        19. Miscellaneous.

            (a) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of Borrower and Bank and their respective successors and assigns; provided, however, that the foregoing shall not authorize any assignment by Borrower of its rights or duties hereunder.

            (b) Integration. This Agreement and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Agreement; except that any financing statements or other agreements or instruments filed by Bank with respect to Borrower shall remain in full force and effect.

            (c) Entire Agreement. This Agreement and the Loan Documents contain the entire agreement of the parties hereto and supersede any other oral or written agreements or understandings with respect to the subject matter hereof and thereof.

            (d) Course of Dealing; Waivers. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank's failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

            (e) Time is of the Essence. Time is of the essence as to each and every term and provision of this Agreement and the Loan Documents.

            (f) Counterparts. This Agreement may be signed in counterparts and all of such counterparts when properly executed by the appropriate parties thereto together shall serve as a fully executed document, binding upon the parties.

            (g) Legal Effect. The Loan Documents remain in full force and effect. If any provision of this Agreement conflicts with applicable law, such provision shall be deemed severed from this Agreement, and the balance of this Agreement shall remain in full force and effect.

            (h) WAIVER OF JURY. BANK AND BORROWER ACKNOWLEDGE AND AGREE THAT THE TIME AND EXPENSE REQUIRED FOR TRIAL BY JURY EXCEED THE TIME AND EXPENSE REQUIRED FOR A BENCH TRIAL AND HEREBY WAIVE, TO THE EXTENT PERMITTED BY LAW, TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON, RELATED TO OR ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN AGREEMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

            (i) Assignment. Borrower consents to Bank's assignment of all or any part of Bank's rights under this Agreement and the Loan Agreement.




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            (j) Power of Attorney. Borrower confirms that the irrevocable power of attorney granted in the Loan Agreement remains in full force and effect

            (k) Choice of Law and Venue. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Bank submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California.


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        IN WITNESS WHEREOF the undersigned have executed this Agreement as of the first date above written.



                                            PHARMCHEM, INC.



                                            By:     David Lattanzio
                                                    ----------------------------

                                            Title:  Vice President and CFO
                                                    ----------------------------



                                            COMERICA BANK-CALIFORNIA



                                            By:     James L. Weber
                                                    ----------------------------

                                            Title:  First Vice President
                                                    ----------------------------


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                      ASSIGNMENT SEPARATE FROM CERTIFICATE


        FOR VALUE RECEIVED, PHARMCHEM, INC., a Delaware corporation, hereby sells, assigns and transfers unto _____________ (________________) shares of the _____________ stock of MEDSCREEN, LTD., a ___________ company (the "Company"), standing in the undersigned's name on the books of the Company represented by Certificate No. _________ herewith, and does hereby irrevocably constitute and appoint ______________________ its attorney to transfer the said stock on the books of the Company with full power of substitution in the premises.



                                        PHARMCHEM, INC., a Delaware corporation



                                        By _____________________________________


Name  ____________________________

Title ____________________________



Dated:_____________, ____